Exhibit 99.2

For more information, please contact:

Annalie Drusch

Rackspace Hosting

(210) 312-7290

media@rackspace.com

Rackspace Appoints Jim Lewandowski to Senior Vice President, Worldwide Sales

Lewandowski Brings More Than 20 Years of Technology Sector Experience

SAN ANTONIO – Nov. 5, 2008 – Rackspace® Hosting, (NYSE: RAX), the world’s leader and specialist in hosted IT services, today announced the appointment of Jim Lewandowski as senior vice president, worldwide sales. Lewandowski will be responsible for generating consistent revenue growth globally across all of the Company’s businesses. Lewandowski will transition into the role currently led by Glenn Reinus, who is approaching retirement. Reinus will continue to work along side Lewandowski during the transition.

“We welcome Jim Lewandowski to the Rackspace family and are confident his extensive experience will help propel our rapid customer acquisition rate and installed base growth,” said Lanham Napier, chief executive officer, Rackspace Hosting. “Jim brings more than 20 years of experience in sales positions at leading technology companies where he has been directly responsible for increased sales, margin expansion and successful acquisition integration. Jim will be instrumental in driving Rackspace’s future growth as we continue to capitalize on the demand for hosting and related services.”

Napier continued, “In addition, Glenn Reinus has been an important part of Rackspace’s success and rapid growth for nearly six years, and on behalf of all Rackers, I want to thank him for his leadership. I look forward to working with both Glenn and Jim to ensure a smooth transition.”

Lewandowski brings extensive sales and technology experience to Rackspace. He joins from McAfee where he spent four years as executive vice president of the Americas sales. At McAfee he oversaw the North American and Latin American sales organizations, building the strategy for the group, driving increased revenue and operating margins and overseeing the acquisition and integration of eight companies. Prior to this, he served as vice president of business and enterprise services, North America, at Yahoo!, where he worked closely with senior management to drive the company’s diversification efforts outside of online advertising. Lewandowski also held various positions at IBM and BMC Software.

Lewandowski holds a Bachelor of Science in Mechanical Engineering from Michigan Technological University and an M.B.A from the University of St. Thomas in Houston.

“Rackspace is the leader in IT hosting and I’m excited to join such a fast growing organization and build on the company’s successes,” said Lewandowski. “I look forward to working with the team and helping the company continue to perform at a high level.”

About Rackspace Hosting

As the world’s leader and specialist in hosting, Rackspace® Hosting is changing the way businesses worldwide buy IT. Rackspace delivers computing-as-a-service, integrating the industry’s best technologies into a flexible service offering, making computing more reliable and affordable. A trusted partner to companies of all sizes, Rackspace enables IT departments to be more effective.

Rackspace is distinguished by its award-winning Fanatical Support®, furthering the company’s mission to be one of the world’s greatest service companies. Rackspace is recognized as one of FORTUNE Magazine’s 100 Best companies to work for in the US, ranking number 32 on the 2008 list. Rackspace’s portfolio of hosted IT services includes managed hosting (www.rackspace.com), email hosting (www.mailtrust.com) and cloud hosting (www.mosso.com). For more information on Rackspace Hosting please visit www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning anticipated operational and financial benefits from Rackspace strategies related to additions or changes in leadership, the success of leadership transition, company growth or success of new sales initiatives, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the continuation of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures, technological and competitive factors, regulatory factors, and other risks that are described in our Form 10-Q for the quarter ended June 30, 2008, which was filed with the SEC on September 10, 2008, and by our Form 10-Q for the quarter ended September 30, 2008, which will be filed with the SEC in November of 2008 and will supplement such information. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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